                                                                     EXHIBIT 11
                      COMPUTATION OF PER SHARE EARNINGS
                FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996

PRIMARY EARNINGS PER SHARE

         Adjustments to net income:
              Net income                                                                    $  538,117
              Interest reduction on conversion of warrants
                   and options                                                                 114,283
                                                                                            ----------
                        Adjusted net income                                                 $  652,400
                                                                                            ==========

         Adjustments to shares outstanding:
              Actual weighted average shares outstanding                                     4,669,582
              Net additional shares issuable upon conversion
                   of warrants and options                                                     994,626
                                                                                            ----------
                        Adjusted shares outstanding                                          5,664,208
                                                                                            ==========

         Primary earnings per share                                                         $     0.12
                                                                                            ==========

FULLY DILUTED EARNINGS PER SHARE

       Adjustments to net income:
             Net Income                                                                     $  538,117
             Interest reduction on conversion of warrants,
                  options and convertible debt                                                 195,734
                                                                                            ----------
                  Adjusted net income                                                       $  733,851
                                                                                            ==========

       Adjustments to shares outstanding:
             Actual weighted average shares outstanding                                      4,669,582
             Net additional shares issuable upon conversion
                  of warrants and options                                                      994,626
             Conversion of convertible debt                                                    809,401
                                                                                            ----------
                  Adjusted shares outstanding                                                6,473,609
                                                                                            ==========

       Fully diluted earnings per share                                                     $      .11
                                                                                            ==========

                      COMPUTATION OF PER SHARE EARNINGS
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1996

PRIMARY EARNINGS PER SHARE

       Adjustments to net income:
              Net income                                                                    $  326,310
              Interest reduction on conversion of warrants
                   and options                                                                  57,142
                                                                                            ----------
                        Adjusted net income                                                 $  383,452
                                                                                            ==========

         Adjustments to shares outstanding:
              Actual weighted average shares outstanding                                     4,671,372
              Net additional shares issuable upon conversion
                   of warrants and options                                                     994,626
                                                                                            ----------
                        Adjusted shares outstanding                                          5,665,998
                                                                                            ==========

         Primary earnings per share                                                         $     0.07
                                                                                            ==========

FULLY DILUTED EARNINGS PER SHARE

       Adjustments to net income:
             Net Income                                                                     $  326,310
             Interest reduction on conversion of warrants,
                  options and convertible debt                                                  97,868
                                                                                            ----------
                      Adjusted net income                                                   $  424,178
                                                                                            ==========

       Adjustments to shares outstanding:
             Actual weighted average shares outstanding                                      4,671,372
             Additional shares issuable upon conversion
                  of warrants and options                                                      994,626
             Conversion of convertible debt                                                    809,401
                                                                                            ----------
                  Adjusted shares outstanding                                                6,475,399
                                                                                            ==========

       Fully diluted earnings per share                                                     $      .07
                                                                                            ==========